EX-99.(g)(i)

MASTER CUSTODY AGREEMENT

THIS CUSTODY AGREEMENT ("Agreement") is made and entered into as of February 16, 1996, by and between each Investment Company listed on Exhibit A, for itself and for each of its Series listed on Exhibit A, and BANK OF NEW YORK, a New York corporation authorized to do a banking business (the "Custodian").

RECITALS

A.  Each Investment Company is an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") that invests and reinvests, for itself or on behalf of its Series, in Domestic Securities and Foreign Securities.

B.  The Custodian is, and has represented to each Investment Company that the Custodian is, a "bank" as that term is defined in Section 2(a)(5) of the Investment Company Act of 1940, as amended, and is eligible to receive and maintain custody of investment company assets pursuant to Section 17(f) and Rule 17f-2 thereunder.

C.  The Custodian and each Investment Company, for itself and for each of its Series, desire to provide for the retention of the Custodian as a custodian of the assets of each Investment Company and each Series, on the terms and subject to the provisions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.0FORM OF AGREEMENT

Although the parties have executed this Agreement in the form of a Master Custody Agreement for administrative convenience, this Agreement shall create a separate custody agreement for each Investment Company and for each Series designated on Exhibit A, as though each Investment Company had separately executed an identical custody agreement for itself and for each of its Series. No rights, responsibilities or liabilities of any Investment Company or Series shall be attributed to any other Investment Company or Series.

Section 1.1DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings specified below:

"Agreement" shall mean this Custody Agreement.

"Board" shall mean the Board of Trustees, Directors or Managing General Partners, as applicable, of an Investment Company.

"Business Day" with respect to any Domestic Security means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law to be closed in The City of New York and, with respect to Foreign Securities, a London Business Day.  "London Business Day" shall mean any day on which dealings and deposits in
                                  U.S. dollars are transacted in the London interbank market.

"Custodian" shall mean Bank of New York.

"Domestic Securities" shall have the meaning provided in Subsection 2.1 hereof.

"Executive Committee" shall mean the executive committee of a Board.

"Foreign Custodian" shall have the meaning provided in Section 4.1 hereof.

"Foreign Securities" shall have the meaning provided in Section 2.1 hereof.

"Foreign Securities Depository" shall have the meaning provided in Section 4.1 hereof.

"Fund" shall mean an entity identified on Exhibit A as an Investment Company, if the Investment Company has no series, or a Series.

"Investment Company" shall mean an entity identified on Exhibit A under the heading "Investment Company."

"Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

"Securities" shall have the meaning provided in Section 2.1 hereof.

"Securities System" shall have the meaning provided in Section 3.1 hereof.

"Securities System Account" shall have the meaning provided in Subsection 3.8(a) hereof.

“Series” shall mean a series of an Investment Company which is identified as such on Exhibit A.

"Shares" shall mean shares of beneficial interest of the Investment Company.

"Subcustodian" shall have the meaning provided in Subsection 3.7 hereof, but shall not include any Foreign Custodian.

"Transfer Agent" shall mean the duly appointed and acting transfer agent for each Investment Company.

"Writing" shall mean a communication in writing, a communication by telex, facsimile transmission, bankwire or other teleprocess or electronic instruction system acceptable to the
                                  Custodian.

Section 2.APPOINTMENT OF CUSTODIAN; DELIVERY OF ASSETS

2.1  Appointment of Custodian.  Each Investment Company hereby appoints and designates the Custodian as a custodian of the assets of each Fund, including cash denominated in U.S. dollars or foreign currency (“cash”), securities the Fund desires to be held within the United States ("Domestic Securities") and securities it desires to be held outside the United States ("Foreign Securities").  Domestic Securities and Foreign Securities are sometimes referred to herein, collectively, as "Securities."  The Custodian hereby accepts such appointment and designation and agrees that it shall maintain custody of the assets of each Fund delivered to it hereunder in the manner provided for herein.

2.2  Delivery of Assets.  Each Investment Company may deliver to the Custodian Securities and cash owned by the Funds, payments of income, principal or capital distributions received by the Funds with respect to Securities owned by the Funds from time to time, and the consideration received by the Funds for such Shares or other securities of the Funds as may be issued and sold from time to time.  The Custodian shall have no responsibility whatsoever for any property or assets of the Funds held or received by the Funds and not delivered to the Custodian pursuant to and in accordance with the terms hereof.  All Securities accepted by the Custodian on behalf of the Funds under the terms of this Agreement shall be in "street name" or other good delivery form as determined by the Custodian.

2.3  Subcustodians.  The Custodian may appoint BNY Western Trust Company as a Subcustodian to hold assets of the Funds in accordance with the provisions of this Agreement.  In addition, upon receipt of Proper Instructions and a certified copy of a resolution of the Board or of the Executive Committee, and certified by the Secretary or an Assistant Secretary, of an Investment Company, the Custodian may from time to time appoint one or more other Subcustodians or Foreign Custodians to hold assets of the affected Funds in accordance with the provisions of this Agreement.

2.4  No Duty to Manage.  The Custodian, a Subcustodian or a Foreign Custodian shall not have any duty or responsibility to manage or recommend investments of the assets of any Fund held by them or to initiate any purchase, sale or other investment transaction in the absence of Proper Instructions or except as otherwise specifically provided herein.

Section 3.DUTIES OF THE CUSTODIAN WITH RESPECT TO ASSETS OF THE FUNDS HELD BY THE CUSTODIAN

3.1  Holding Securities.  The Custodian shall hold and physically segregate from any property owned by the Custodian, for the account of each Fund, all non-cash property delivered by each Fund to the Custodian hereunder other than Securities which, pursuant to Subsection 3.8 hereof, are held through a registered clearing agency, a registered securities depository, the Federal Reserve's book-entry securities system (referred to herein, individually, as a "Securities System"), or held by a Subcustodian, Foreign Custodian or in a Foreign Securities Depository.

3.2  Delivery of Securities.  Except as otherwise provided in Subsection 3.5 hereof, the Custodian, upon receipt of Proper Instructions, shall release and deliver Securities owned by a Fund and held by the Custodian in the following cases or as otherwise directed in Proper Instructions:

                                     (a)  except as otherwise provided herein, upon sale of such Securities for the account of the Fund and receipt by the Custodian, a Subcustodian or a Foreign Custodian of payment therefor;

  (b)  upon the receipt of payment by the Custodian, a Subcustodian or a Foreign Custodian in connection with any repurchase agreement related to such Securities entered into by the Fund;

             (c)  in the case of a sale effected through a Securities System, in accordance with the provisions of Subsection 3.8 hereof;

  (d)  to a tender agent or other authorized agent in connection with (i) a tender or other similar offer for Securities owned by the Fund, or (ii) a tender offer or repurchase by the Fund of its own Shares;

  (e)  to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, that in any such case, the cash or other consideration is to be delivered to the Custodian, a Subcustodian or a Foreign Custodian;

  (f)  to the issuer thereof, or its agent, for transfer into the name or nominee name of the Fund, the name or nominee name of the Custodian, the name or nominee name of any Subcustodian or Foreign Custodian; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian, a Subcustodian or Foreign Custodian;

  (g)  to the broker selling the same for examination in accordance with the "street delivery" custom;

  (h)  for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, or reorganization of the issuer of such Securities, or pursuant to a conversion of such Securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian or a Subcustodian;

  (i)  in the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar Securities or the surrender of interim receipts or temporary Securities for definitive Securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian, a subcustodian or a Foreign Custodian;

  (j)  for delivery in connection with any loans of Securities made by the Fund, but only against receipt by the Custodian, a Subcustodian or a Foreign Custodian of adequate collateral as determined by the Fund (and identified in Proper Instructions communicated to the Custodian), which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the account of the Custodian, a Subcustodian or a Foreign Custodian in the Federal Reserve's book-entry securities system, the Custodian will not be held liable or responsible for the delivery of Securities owned by the Fund prior to the receipt of such collateral;

  (k)  for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian, a Subcustodian or a Foreign Custodian of amounts borrowed;

  (l)  for delivery in accordance with the provisions of any agreement among the Fund, the Custodian, a Subcustodian or a Foreign Custodian and a broker-dealer relating to compliance with the rules of registered clearing corporations and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

  (m)  for delivery in accordance with the provisions of any agreement among the Fund, the Custodian, a Subcustodian or a Foreign Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

  (n)  upon the receipt of instructions from the Transfer Agent for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

  (o)  for any other proper purpose, but only upon receipt of Proper Instructions, and a certified copy of a resolution of the Board or of the Executive Committee certified by the Secretary or an Assistant Secretary of the Fund, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

3.3  Registration of Securities.  Securities held by the Custodian, a Subcustodian or a Foreign Custodian (other than bearer Securities) shall be registered in the name or nominee name of the appropriate Fund, in the name or nominee name of the Custodian or in the name or nominee name of any Subcustodian or Foreign Custodian.  Each Fund agrees to hold the Custodian, any such nominee, Subcustodian or Foreign Custodian harmless from any liability as a holder of record of such Securities.

3.4  Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts for each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it hereunder from or for the account of each Fund, other than cash maintained by a Fund in a bank account established and used in accordance with Rule 17f-3 under the Fund Act.  Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the banking departments of the Custodian, a Subcustodian or a Foreign Custodian. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. In the event a Fund’s account for any reason becomes overdrawn, or in the event an action requested in Proper Instructions would cause such an account to become overdrawn, the Custodian shall immediately notify the affected Fund.

3.5  Collection of Income; Trade Settlement; Crediting of Accounts.  The Custodian shall collect income payable with respect to Securities owned by each Fund, settle Securities trades for the account of each Fund and credit and debit each Fund's account with the Custodian in connection therewith as stated in this Subsection 3.5.  This Subsection shall not apply to repurchase agreements, which are treated in Subsection 3.2(b), above.

(a)  Upon receipt of Proper Instructions, the Custodian shall effect the purchase of a Security by charging the account of the Fund on the contractual settlement date, and by making payment against delivery. If the seller or selling broker fails to deliver the Security within a reasonable period of time, the Custodian shall notify the Fund and credit the transaction amount to the account of the Fund, but the Custodian shall have no further liability or responsibility for the transaction.

(b)  Upon receipt of Proper Instructions, the Custodian shall effect the sale of a Security by withdrawing a certificate or other indicia of ownership from the account of the Fund and by making delivery against payment, and shall credit the account of the Fund with the amount of such proceeds on the contractual settlement date.  If the purchaser or the purchasing broker fails to make payment within a reasonable period of time, the Custodian shall notify the Fund, debit the Fund’s account for any amounts previously credited to it by the Custodian as proceeds of the transaction and, if delivery has not been made, redeposit the Security into the account of the Fund.

(c)  The Fund is responsible for ensuring that the Custodian receives timely and accurate Proper Instructions to enable the Custodian to effect settlement of any purchase or sale.  If the Custodian does not receive such instructions within the required time period, the Custodian shall have no liability of any kind to any person, including the Fund, for failing to effect settlement on the contractual settlement date.  However, the Custodian shall use its best reasonable efforts to effect settlement as soon as possible after receipt of Proper Instructions.

(d)  The Custodian shall credit the account of the Fund with interest income payable on interest bearing Securities on payable date. Dividends and other amounts payable with respect to Domestic Securities and Foreign Securities shall be credited to the account of the Fund when received by the Custodian. The Custodian shall not be required to commence suit or collection proceedings or resort to any extraordinary means to collect such income and other amounts payable with respect to Securities owned by the Fund.  The collection of income due the Fund on Domestic Securities loaned pursuant to the provisions of Subsection 3.2(j) shall be the responsibility of the Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled.  The Custodian shall have no liability to any person, including the Fund, if the Custodian credits the account of the Fund with such income or other amounts payable with respect to Securities owned by the Fund (other than Securities loaned by the Fund pursuant to Subsection 3.2(j) hereof) and the Custodian subsequently is unable to collect such income or other amounts from the payors thereof within a reasonable time period, as determined by the Custodian in its sole discretion.  In such event, the Custodian shall be entitled to reimbursement of the amount so credited to the account of the Fund.

3.6  Payment of Fund Monies.  Upon receipt of Proper Instructions the Custodian shall pay out monies of a Fund in the following cases or as otherwise directed in Proper Instructions:

(a)  upon the purchase of Securities, futures contracts or options on futures contracts for the account of the Fund but only, except as otherwise provided herein, (i) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian or a Subcustodian registered pursuant to Subsection 3.3 hereof or in proper form for transfer; (ii) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Subsection 3.8 hereof; or (iii) in the case of repurchase agreements entered into between the Fund and the Custodian, another bank or a broker-dealer (A) against delivery of the Securities either in certificated form to the Custodian or a Subcustodian or through an entry crediting the Custodian's account at the appropriate Federal Reserve Bank with such Securities or (B) against delivery of the confirmation evidencing purchase by the Fund of Securities owned by the Custodian or such broker-dealer or other bank along with written evidence of the agreement by the Custodian or such broker-dealer or other bank to repurchase such Securities from the Fund;

(b)  in connection with conversion, exchange or surrender of Securities owned by the Fund as set forth in Subsection 3.2 hereof;

(c)  for the redemption or repurchase of Shares issued by the Fund;

(d)  for the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: custodian fees, interest, taxes, management, accounting, transfer agent and legal fees and operating  expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; and

(e)  for the payment of any dividends or distributions declared by the Board with respect to the Shares.

3.7  Appointment of Subcustodians.  The Custodian may appoint BNY Western Trust Company or, upon receipt of Proper Instructions, another bank or trust company, which is itself qualified under the Investment Company Act to act as a custodian (a "Subcustodian"), as the agent of the Custodian to carry out such of the duties of the Custodian hereunder as a Custodian may from time to time direct; provided, however, that the appointment of any Subcustodian shall not relieve the Custodian of its responsibilities or liabilities hereunder.

3.8  Deposit of Securities in Securities Systems.  The Custodian may deposit and/or maintain Domestic Securities owned by a Fund in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

(a)  the Custodian may hold Domestic Securities of the Fund in the Depository Trust Company or the Federal Reserve's book entry system or, upon receipt of Proper Instructions, in another Securities System provided that such securities are held in an account of the  Custodian in the Securities System ("Securities System Account") which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(b)  the records of the Custodian with respect to Domestic Securities of the Fund which are maintained in a Securities System shall identify by book-entry those Domestic Securities belonging to the Fund;

(c)  the Custodian shall pay for Domestic Securities purchased for the account of the Fund upon  (i) receipt of advice from the Securities System that such securities have been transferred to the Securities System Account, and (ii) the making of an entry on the  records of the Custodian to reflect such payment and transfer for the account of the Fund.  The Custodian shall transfer Domestic Securities sold for the account of the Fund upon (A) receipt of advice from the Securities System that payment for such securities has been transferred to the Securities System Account, and (B) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.  Copies of all advices from the Securities System of transfers of Domestic Securities for the account of the Fund shall be maintained for the  Fund by the Custodian and be provided to the Fund at its request.  Upon request, the Custodian shall furnish the Fund confirmation of the transfer to or from the account of the Fund in the form of a written advice or notice; and

(d)  upon request, the Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the Securities System.

3.9  Segregated Account.  The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in an account by the Custodian pursuant to Section 3.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer or futures commission merchant, relating to compliance with the rules of registered clearing corporations and of any national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, and (iii) for other proper corporate purposes, but only, in the case of this clause (iii), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

   3.10  Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of such securities.

   3.11  Proxies.  The Custodian shall, with respect to the Securities held hereunder, promptly deliver to each Fund all proxies, all proxy soliciting materials and all notices relating to such Securities.  If the Securities are registered otherwise than in the name of a Fund or a nominee of a Fund, the Custodian shall use its best reasonable efforts, consistent with applicable law, to cause all proxies to be promptly executed by the registered holder of such Securities in accordance with Proper Instructions.

   3.12 Communications Relating to Fund Portfolio Securities.  The Custodian shall transmit promptly to each Fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith and notices of exercise of put and call options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of Securities being held for the Fund.  With respect to tender or exchange offers, the Custodian shall transmit promptly to each Fund all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three Business Days prior to the date of which the Custodian is to take such action.

   3.13  Reports by Custodian.  The Custodian shall each business day furnish each Fund with a statement summarizing all transactions and entries for the account of the Fund for the preceding day.  At the end of every month, the Custodian shall furnish each Fund with a list of the cash and portfolio securities showing the quantity of the issue owned, the cost of each issue and the market value of each issue at the end of each month.  Such monthly report shall also contain separate listings of (a) unsettled trades and (b) when-issued securities.  The Custodian shall furnish such other reports as may be mutually agreed upon from time-to-time.

Section 4.CERTAIN DUTIES OF THE CUSTODIAN WITH RESPECT TO ASSETS OF THE FUNDS HELD OUTSIDE THE UNITED STATES

                   4.1  Custody Outside the United States.  Each Fund authorizes the Custodian to hold Foreign Securities and cash in custody accounts which have been established by the Custodian with (i) its foreign branches, (ii) foreign banking institutions, foreign branches of United States banks and subsidiaries of United States banks or bank holding companies (each a "Foreign Custodian") and (iii) Foreign Securities depositories or clearing agencies (each a "Foreign Securities Depository"); provided, however, that the appropriate Board or Executive Committee has approved in advance the use of each such Foreign Custodian and Foreign Securities Depository and the contract between the Custodian and each Foreign Custodian and that such approval is set forth in Proper Instructions and a certified copy of a resolution of the Board or of the Executive Committee certified by the Secretary or an Assistant Secretary of the appropriate Investment Company.  Unless expressly provided to the contrary in this Section 4, custody of Foreign Securities and assets held outside the United States by the Custodian, a Foreign Custodian or through a Foreign Securities Depository shall be governed by this Agreement, including Section 3 hereof.

   4.2  Assets to be Held.  The Custodian shall limit the securities and other assets maintained in the custody of its foreign branches, Foreign Custodians and Foreign Securities Depositories to:  (i) "foreign securities", as defined in paragraph (c) (1) of Rule 17f-5 under the Fund Act, and (ii) cash and cash equivalents in such amounts as the Custodian or an affected Fund may determine to be reasonably necessary to effect the Fund's Foreign Securities transactions.

   4.3  Omitted.

   4.4  Segregation of Securities.  The Custodian shall identify on its books and records as belonging to the appropriate Fund, the Foreign Securities of each Fund held by each Foreign Custodian.

   4.5  Agreements with Foreign Custodians.  Each agreement between the Custodian and a Foreign Custodian shall be substantially in the form as delivered to the Investment Companies for their Boards’ review, and shall not be amended in a way that materially adversely affects any Fund without the prior written consent of the Fund.  Upon request, the Custodian shall certify to the Funds that an agreement between the Custodian and a Foreign Custodian meets the requirements of Rule 17f-5 under the 1940 Act.

   4.6  Access of Independent Accountants of the Funds.  Upon request of a Fund, the Custodian will use its best reasonable efforts to arrange for the independent accountants or auditors of the Fund to be afforded access to the books and records of any Foreign Custodian insofar as such books and records relate to the custody by any such Foreign Custodian of assets of the Fund.

   4.7  Transactions in Foreign Custody Accounts.  Upon receipt of Proper Instructions, the Custodian shall instruct the appropriate Foreign Custodian to transfer, exchange or deliver Foreign Securities owned by a Fund, but, except to the extent explicitly provided herein, only in any of the cases specified in Subsection 3.2.  Upon receipt of Proper Instructions, the Custodian shall pay out or instruct the appropriate Foreign Custodian to pay out monies of a Fund in any of the cases specified in Subsection 3.6.  Notwithstanding anything herein to the contrary, settlement and payment for Foreign Securities received for the account of a Fund and delivery of Foreign Securities maintained for the account of a Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.  Foreign Securities maintained in the custody of a Foreign Custodian may be maintained in the name of such entity or its nominee name to the same extent as set forth in Section 3.3 of this Agreement and each Fund agrees to hold any Foreign Custodian and its nominee harmless from any liability as a holder of record of such securities.

   4.8  Liability of Foreign Custodian.  Each agreement between the Custodian and a Foreign Custodian shall, unless otherwise mutually agreed to by the Custodian and a Fund, require the Foreign Custodian to exercise reasonable care or, alternatively, impose a contractual liability for breach of contract without an exception based upon a standard of care in the performance of its duties and to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Custodian's performance of such obligations, excepting, however, Citibank, N.A., and its subsidiaries and branches, where the indemnification is limited to direct money damages and requires that the claim be promptly asserted.  At the election of a Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim, unless such subrogation is prohibited by local law.

                       4.9  Monitoring Responsibilities.

(a)  The Custodian will promptly inform each Fund in the event that the Custodian learns of a material adverse change in the financial condition of a Foreign Custodian or learns that a Foreign Custodian’s financial condition has declined or is likely to decline below the minimum levels required by Rule 17f-5 of the 1940 Act.

(b)  The custodian will furnish such information as may be reasonably necessary to assist each Investment Company's Board in its annual review and approval of the continuance of all contracts or arrangements with Foreign Subcustodians.

Section 5.PROPER INSTRUCTIONS

As used in this Agreement, the term "Proper Instructions" means instructions of a Fund received by the Custodian via telephone or in Writing which the Custodian believes in good faith to have been given by Authorized Persons (as defined below) or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Custodian may specify.  Any Proper Instructions delivered to the Custodian by telephone shall promptly thereafter be confirmed in accordance with procedures, and limited in subject matter, as mutually agreed upon by the parties. Unless otherwise expressly provided, all Proper Instructions shall continue in full force and effect until canceled or superseded. If the Custodian requires test arrangements, authentication methods or other security devices to be used with respect to Proper Instructions, any Proper Instructions given by the Funds thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Custodian may put into effect and modify from time to time.  The Funds shall safeguard any testkeys, identification codes or other security devices which the Custodian shall make available to them. The Custodian may electronically record any Proper Instructions given by telephone, and any other telephone discussions, with respect to its activities hereunder.  As used in this Agreement, the term "Authorized Persons" means such officers or such agents of a Fund as have been properly appointed pursuant to a resolution of the appropriate Board or Executive Committee, a certified copy of which has been provided to the Custodian, to act on behalf of the Fund under this Agreement.  Each of such persons shall continue to be an Authorized Person until such time as the Custodian receives Proper Instructions that any such officer or agent is no longer an Authorized Person.

Section 6.    ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from a Fund:

(a)  make payments to itself or others for minor expenses of handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

(b)  endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

(c)  in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Securities and property of the Fund except as otherwise provided in Proper Instructions.

Section 7.EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions (conveyed by telephone or in Writing), notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly given or executed by or on behalf of a Fund.  The Custodian may receive and accept a certified copy of a resolution of a Board or Executive Committee as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board or Executive Committee as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice by an Authorized Person to the contrary.

Section 8.    DUTY OF CUSTODIAN TO SUPPLY INFORMATION

The Custodian shall cooperate with and supply necessary information in its possession (to the extent permissible under applicable law) to the entity or entities appointed by the appropriate Board to keep the books of account of a Fund and/or compute the net asset value per Share of the outstanding Shares of a Fund.

Section 9.RECORDS

The Custodian shall create and maintain all records relating to its activities under this Agreement which are required with respect to such activities under Section 31 of the Investment Company Act and Rules 31a-1 and 31a-2 thereunder.  All such records shall be the property of the appropriate Investment Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Investment Company and employees and agents of the Securities and Exchange Commission.  The Custodian shall, at a Fund's request, supply the Fund with a tabulation of Securities and Cash owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

Section 10.COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Investment Company, on behalf of each Fund, and the Custodian.  In addition, should the Custodian in its discretion advance funds (to include overdrafts) to or on behalf of a Fund pursuant to Proper Instructions, the Custodian shall be entitled to prompt reimbursement of any amounts advanced.  In the event of such an advance, and to the extent permitted by the 1940 Act and the Fund’s policies, the Custodian shall have a continuing lien and security interest in and to the property of the Fund in the possession or control of the Custodian or of a third party acting in the Custodian’s behalf, until the advance is reimbursed.  Nothing in this Agreement shall obligate the Custodian to advance funds to or on behalf of a Fund, or to permit any borrowing by a Fund except for borrowings for temporary purposes, to the extent permitted by the Fund’s policies.

Section 11.   RESPONSIBILITY OF CUSTODIAN

The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Proper Instructions and shall use reasonable care in carrying out such duties.  The Custodian shall be liable to a Fund for any loss which shall occur as the result of the failure of a Foreign Custodian engaged directly or indirectly by the Custodian to exercise reasonable care with respect to the safekeeping of securities and other assets of the Fund to the same extent that the Custodian would be liable to the Fund if the Custodian itself were holding such securities and other assets.  Nothing in this Agreement shall be read to limit the responsibility or liability of the Custodian or a Foreign Custodian for their failure to exercise reasonable care with regard to any decision or recommendation made by the Custodian or Subcustodian regarding the use or continued use of a Foreign Securities Depository.  In the event of any loss to a Fund by reason of the failure of the Custodian or a Foreign Custodian engaged by such Foreign Custodian or the Custodian to utilize reasonable care, the Custodian shall be liable to the Fund to the extent of the Fund's damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.  The Custodian shall be held to the exercise of reasonable care in carrying out this Agreement, and shall not be liable for acts or omissions unless the same constitute negligence or willful misconduct on the part of the Custodian or any Foreign Custodian engaged directly or indirectly by the Custodian.  Each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including legal fees and expenses) incurred by the Custodian or its nominess in connection with the performance of this Agreement with respect to such Fund, except such as may arise from any negligent action, negligent failure to act or willful misconduct on the part of the indemnified entity or any Foreign Custodian.  The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for a Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian need not maintain any insurance for the benefit of any Fund.

All collections of funds or other property paid or distributed in respect of Securities held by the Custodian, agent, Subcustodian or Foreign Custodian hereunder shall be made at the risk of the Funds.  The Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian, agent, Subcustodian or by a Foreign Custodian of any payment, redemption or other transaction regarding securities in respect of which the Custodian has agreed to take action as provided in Section 3 hereof.  The Custodian shall not be liable for any action taken in good faith upon Proper Instructions or upon any certified copy of any resolution of the Board and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed.  Notwithstanding the foregoing, the Custodian shall not be liable for any loss resulting from, or caused by, the direction of a Fund to maintain custody of any Securities or cash in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, civil disturbance, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation or other similar occurrences, or events beyond the control of the Custodian.  Finally, the Custodian shall not be liable for any taxes, including interest and penalties with respect thereto, that may be levied or assessed upon or in respect of any assets of any Fund held by the Custodian.

Section 12.LIMITED LIABILITY OF EACH INVESTMENT COMPANY

The Custodian acknowledges that it has received notice of and accepts the limitations of liability as set forth in each Investment Company’s Agreement and Declaration of Trust, Articles of Incorporation, or Agreement of Limited Partnership. The Custodian agrees that each Fund's obligation hereunder shall be limited to the assets of the Fund, and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Board Member, officer, employee, or agent of the Fund or the Investment Company on behalf of the Fund.

Section 13.EFFECTIVE PERIOD; TERMINATION

This Agreement shall become effective as of the date of its execution and shall continue in full force and effect until terminated as hereinafter provided.  This Agreement may be terminated by each Investment Company, on behalf of a Fund, or by the Custodian by 90 days notice in Writing to the other provided that any termination by an Investment Company shall be authorized by a resolution of the Board, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Custodian shall deliver the assets of the affected Funds held by the Custodian.  If notice of termination is given by the Custodian, the affected Investment Companies shall, within 90 days following the giving of such notice, deliver to the Custodian a certified copy of a resolution of the Boards specifying the names of the persons to whom the Custodian shall deliver assets of the affected Funds held by the Custodian.  In either case the Custodian will deliver such assets to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it hereunder (including all costs and expenses of delivery or transfer of Fund assets to the persons so specified).  If within 90 days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the affected Investment Companies certified copies of resolutions of the Boards specifying the names of the persons to whom the Custodian shall deliver the assets of the Funds held by the Custodian, the Custodian, at its election, may deliver such assets to a bank or trust company doing business in the State of California to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold such assets until a certified copy of one or more resolutions as aforesaid is delivered to the Custodian.  The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

Section 14.MISCELLANEOUS

   14.1 Relationship.  Nothing contained in this Agreement shall (i) create any fiduciary, joint venture or partnership relationship between the Custodian and any Fund or (ii) be construed as or constitute a prohibition against the provision by the Custodian or any of its affiliates to any Fund of investment banking, securities dealing or brokerages services or any other banking or financial services.

   14.2 Further Assurances.  Each party hereto shall furnish to the other party hereto such instruments and other documents as such other party may reasonably request for the purpose of carrying out or evidencing the transactions contemplated by this Agreement.

   14.3 Attorneys' Fees.  If any lawsuit or other action or proceeding relating to this Agreement is brought by a party hereto against the other party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (including allocated costs and disbursements of in-house counsel), in addition to any other relief to which the prevailing party may be entitled.

   14.4 Notices.  Except as otherwise specified herein, each notice or other communication hereunder shall be in Writing and shall be delivered to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto):

if to a Fund or Investment Company:	if to the Custodian:
[Fund or Investment Company]	The Bank of New York
c/o Franklin Resources, Inc.	Mutual Fund Custody Manager
777 Mariners Island Blvd.	BNY Western Trust Co.
San Mateo, CA 94404	550 Kearney St., Suite 60
Attention: Chief Legal Officer	San Francisco, CA 94108

   14.5   Headings.  The underlined headings contained herein are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof.

   14.6   Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement.

   14.7   Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflict of laws).

   14.8   Force Majeure.  Notwithstanding the provisions of Section 11 hereof regarding the Custodian's general standard of care, no failure, delay or default in performance of any obligation hereunder shall constitute an event of default or a breach of this agreement, or give rise to any liability whatsoever on the part of one party hereto to the other, to the extent that such failure to perform, delay or default arises out of a cause beyond the control and without negligence of the party otherwise chargeable with failure, delay or default; including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute; flood; war; riot; theft; earthquake; natural disaster; breakdown of public or common carrier communications facilities; computer malfunction; or act, negligence or default of the other party.  This paragraph shall in no way limit the right of either party to this Agreement to make any claim against third parties for any damages suffered due to such causes.

   14.9   Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, if any.

   14.10  Waiver.  No failure on the part of any person to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any person in the exercise of any power, right, privilege or remedy hereunder, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

  14.11  Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of an agreement or instrument executed on behalf of each of the parties hereto.

   14.12  Severability.  In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   14.13  Parties in Interest.  None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the Investment Companies, for themselves and for the Funds, and the Custodian and their respective successors and assigns, if any.

   14.14  Pre-Emption of Other Agreements.  In the event of any conflict between this Agreement, including without limitation any amendments hereto, and any other agreement which may now or in the future exist between the parties, the provisions of this Agreement shall prevail.

                        14.15 Variations of Pronouns.   Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE BANK OF NEW YORK

By:_____________________________

Its:_____________________________

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A

By:______________________________
                Harmon E. Burns

Their:Vice President

By:______________________________
                 Deborah R. Gatzek

Their:Vice President & Secretary

MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin Pelagos Managed Future Strategy Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust
Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

BONY Master Custody Exhibit A                                                                  1                                                                                                                      Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Global Trust	Delaware Statutory Trust
Franklin Global Real Estate Fund
Franklin International Growth Fund
Franklin International Small Cap Growth Fund
Franklin Large Cap Equity Fund
Franklin Templeton Emerging Market Debt
 Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust
Franklin Adjustable U.S. Government Securities Fund
Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Limited Maturity U.S. Govt Securities Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

BONY Master Custody Exhibit A                                                                       2                                                                                                       Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual European Fund Mutual Financial Services Fund Mutual Global Discovery Fund Mutual International Fund Mutual Quest Fund Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust
Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust
Franklin Biotechnology Discovery Fund
Franklin Flex Cap Growth Fund
Franklin Focused Core Equity Fund
Franklin Growth Opportunities Fund
Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund

Franklin Tax-Exempt Money Fund	Delaware Statutory Trust

BONY Master Custody Exhibit A                                                                      3                                                                                                      Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust
Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Double Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free
 Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Insured Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Tax-Free Income Fund
Franklin Michigan Tax-Free Income Fund
Franklin Minnesota Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund

BONY Master Custody Exhibit A                                                                       4                                                                                                  Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust
Franklin Templeton Conservative Allocation Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Growth Allocation Fund
Franklin Templeton Moderate Allocation Fund
Franklin Templeton Multi-Asset Real Return Fund
Franklin Lifesmart 2015 Retirement Target Fund
Franklin Lifesmart 2020 Retirement Target Fund
Franklin Lifesmart 2025 Retirement Target Fund
Franklin Lifesmart 2030 Retirement Target Fund
Franklin Lifesmart 2035 Retirement Target Fund
Franklin Lifesmart 2040 Retirement Target Fund
Franklin Lifesmart 2045 Retirement Target Fund
Franklin Lifesmart 2050 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund Franklin Templeton Global Allocation Fund Franklin World Perspectives Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust
Franklin Flex Cap Growth Securities Fund
Franklin Global Real Estate Securities Fund
Franklin Growth and Income Securities Fund
Franklin High Income Securities Fund
Franklin Income Securities Fund
Franklin Large Cap Growth Securities Fund
Franklin Large Cap Value Securities Fund
Franklin Managed Volatility Global Allocation VIP Fund
Franklin Rising Dividends Securities Fund
Franklin Small-Mid Cap Growth Securities Fund
Franklin Small Cap Value Securities Fund
Franklin Strategic Income Securities Fund
Franklin Templeton VIP Founding Funds
 Allocation Fund
Franklin U.S. Government Fund

BONY Master Custody Exhibit A                                                                                    5                                                                                               Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Variable Insurance Products Trust (continued)		Mutual Global Discovery Securities Fund Mutual International Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Global Balance Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Mutual Recovery Fund	Delaware Statutory Trust
Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust

BONY Master Custody Exhibit A                                                                               6                                                                                                  Revised as of 6-19-13

AMENDMENT, dated May 7, 1997, to the Master Custody Agreement ("Agreement") between each Investment Company listed on Exhibit A to the Agreement and The Bank of New York dated February 16, 1996.

It is hereby agreed as follows:

A.           Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and, except as modified hereby, the Agreement is confirmed in all respects.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

B.           The Agreement shall be amended to add a new Section 4. 1 0 as follows:

4.10	Additional Duties With Respect to Russian Securities.

(a)           Upon 3 business days prior written notice from a Fund that it will invest in any security issued by a Russian issuer ("Russian Security"), the Custodian shall to the extent required and in accordance with the terms of the Subcustodian Agreement between the Custodian and Credit Suisse (“Foreign Custodian”) dated as of August 8, 1996 (the “Subcustodian Agreement”) direct the Foreign Custodian to enter into a contract ("Registrar Contract") with the entity providing share registration services to the Russian issuer ("Registrar") containing substantially the following protective provisions:

(1)           Regular Share Confirmations.  Each Registrar Contract must establish the Foreign Custodian's right to conduct regular share confirmations on behalf of the Foreign Custodian's customers.

(2)           Prompt Re-registrations.  Registrars must be obligated to effect re-registrations within 72 hours (or such other specified time as the United States Securities and Exchange Commission (the “SEC”) may deem appropriate by rule, regulation, order or “no-action” letter) of receiving the necessary documentation.

(3)            Use of Nominee Name.  The Registrar Contract must establish the Foreign Custodian's right to hold shares not held directly in the beneficial owner's name in the name of the Foreign Custodian's nominee.

(4)           Auditor Verification.  The Registrar Contract must allow the independent auditors of  the Custodian and the Custodian’s clients to obtain direct access to the share register for the independent auditors of each of the Foreign Custodian's clients.

(5)           Specification of Registrar's Responsibilities and Liabilities.  The contract must set forth:  (1) the Registrar's responsibilities with regard to corporate actions and other distributions; (ii) the Registrar’s liabilities as established under the regulations applicable to the Russian share registration -system and (iii) the procedures for making a claim against and receiving compensation from the registrar in the event a loss is incurred.

(b)           The Custodian shall, in accordance with the Subcustodian Agreement, direct the Foreign Custodian to conduct regular share confirmations, which shall require the Foreign Custodian to (1) request either a duplicate share extract or some other sufficient evidence of verification and (2) determine if the Foreign Custodian's records correlate with those of the Registrar.  For at least the first two years following the Foreign Custodian's first use of a Registrar in connection with a Fund investment, and subject to the cooperation of the Registrar, the Foreign Custodian will conduct these share confirmations on at least a quarterly basis, although thereafter they may be conducted on a less frequent basis, but no less frequently than annually, if the Fund's Board of Directors, in consultation with the Custodian, determine it appropriate.

(c)           The Custodian shall, pursuant to the Subcustodian Agreement, direct the Subcustodian to maintain custody of the Fund's share register extracts or other evidence of verification obtained pursuant to paragraph (b) above.

(d)           The Custodian shall, pursuant to the Subcustodian Agreement, direct the Foreign Custodian to comply with the rules, regulations, orders and “no-action” letters of the SEC with respect to

(1)            the receipt, holding, maintenance, release and delivery of Securities; and

(2)            providing notice to the Fund and its Board of Directors of events specified in such rules, regulations, orders and letters.

(e)           The Custodian shall have no liability for the action or inaction of any Registrar or securities depository utilized in connection with Russian Securities except to the extent that any such action or inaction was the result of the Custodian’s negligence.  With respect to any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”) incurred by a Fund as a result of the acts or the failure to act by any Foreign Custodian or its subsidiary in Russia (“Subsidiary”), the Custodian shall take appropriate action to recover such Losses from the Foreign Custodian or Subsidiary.  The Custodian’s sole responsibility and liability to a Fund with respect to any Losses shall be limited to amounts so received from the Foreign Custodian or Subsidiary (exclusive of costs and expenses incurred by the Custodian) except to the extent that such losses were the result of the Custodian’s negligence.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE BANK OF NEW YORK

By:
Name:
Title:

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A TO THE AGREEMENT

By:
Name:

Title:

By:
Name:

Title:

Amendment to Master Custody Agreement

Effective February 27, 1998, The Bank of New York and each of the Investment Companies listed in the Attachment appended to this Amendment, for themselves and each series listed in the Attachment, hereby amend the Master Custody Agreement dated as of February 16, 1996 by:

1.	Replacing Exhibit A with the attached; and

2.	Only with respect to the Investment Companies and series thereof listed in the Attachment, deleting paragraphs (a) and (b) of Subsection 3.5 and replacing them with the following:

(a)  Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian Proper Instructions specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made.  The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Proper Instructions out of the money held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Proper Instructions.

(b)  Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian Proper Instructions specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered.  The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Proper Instructions against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Proper Instructions.

Roberta\Board\BONYAmnd.doc

Investment Companies By: ________________ Title: Investment Company Franklin Mutual Series Fund Inc. Franklin Valuemark Funds Templeton Variable Products Series Fund

   The Bank of New York

By:_________________
Name:
Title:

Attachment

Series

 Mutual Shares Fund
Mutual Qualified Fund
Mutual Beacon Fund
Mutual Financial Services Fund
Mutual European Fund
Mutual Discovery Fund

Mutual Discovery Securities Fund
Mutual Shares Securities Fund

Mutual Shares Investments Fund
Mutual Discovery Investments Fund

AMENDMENT

AMENDMENT made as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996, as thereafter amended, between each of the investment companies listed on Schedule 1 hereto (each, a “Fund”) and The Bank of New York (“Custodian”) (such Master Custody Agreement hereinafter referred to as the “Custody Agreement”).

W I T N E S S E T H :

WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the “Rule”), was adopted on June 12, 2000 by the Securities and Exchange Commission;

WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

A.           The following new Article is hereby added to the Custody Agreement:

FOREIGN DEPOSITORIES

1. As used in this Article, the term “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the “Rule”), identified by Custodian to the Fund or its investment adviser(s) (“Adviser”) from time to time, and (d) the respective successors and nominees of the foregoing.

2. Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its Adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Fund’s Foreign Assets (as defined in the Rule) would exercise: (i) to provide the Fund or Adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund or Adviser of any material change in such risks.  The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

B.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1 HERETO

By:       /s/ Murray L. Simpson

Title:           Vice President

Tax Identification No:

THE BANK OF NEW YORK

By:       /s/ Ira R. Rosner

Title:           Ira R. Rosner
Vice President

AMENDMENT TO MASTER CUSTODY AGREEMENT

SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Amendment dated May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin Managed Futures Strategy Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin Utilities Fund
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series
Franklin Global Trust	Delaware Statutory Trust
Franklin Global Real Estate Fund
Franklin International Growth Fund
Franklin International Small Cap Growth Fund
Franklin Large Cap Equity Fund
Franklin Templeton Emerging Market Debt Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund

BNY Amend Master Custody Schedule 1                                                               1                                                                                                  Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)
Franklin Investors Securities Trust	Delaware Statutory Trust
Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual European Fund Mutual Financial Services Fund Mutual Global Discovery Fund Mutual International Fund Mutual Quest Fund Mutual Shares Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust
Franklin Biotechnology Discovery Fund
Franklin Flex Cap Growth Fund
Franklin Focused Core Equity Fund
Franklin Growth Opportunities Fund
Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund

BNY Amend Master Custody Schedule 1                                                                        2                                                                                                         Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust
Franklin Templeton Conservative Allocation Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Growth Allocation Fund
Franklin Templeton Moderate Allocation Fund
Franklin Templeton Multi-Asset Real Return Fund
Franklin Lifesmart 2015 Retirement Target Fund
Franklin Lifesmart 2020 Retirement Target Fund
Franklin Lifesmart 2025 Retirement Target Fund
Franklin Lifesmart 2030 Retirement Target Fund
Franklin Lifesmart 2035 Retirement Target Fund
Franklin Lifesmart 2040 Retirement Target Fund
Franklin Lifesmart 2045 Retirement Target Fund
Franklin Lifesmart 2050 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund Franklin Templeton Global Allocation Fund Franklin World Perspectives Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust	Franklin Flex Cap Growth Securities Fund Franklin Global Real Estate Securities Fund Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund
Franklin Income Securities Fund
Franklin Large Cap Growth Securities Fund
Franklin Large Cap Value Securities Fund
Franklin Managed Volatility Global Allocation VIP Fund
Franklin Rising Dividends Securities Fund
Franklin Small Mid-Cap Growth Securities Fund
Franklin Small Cap Value Securities Fund
Franklin Strategic Income Securities Fund
Franklin U.S. Government Fund
Mutual Global Discovery Securities Fund
Mutual International Securities Fund
Mutual Shares Securities Fund
Templeton Global Bond Securities Fund

BNY Amend Master Custody Schedule 1                                                3                                                                                   Revised as of 6-19-13

INVESTMENT COMPANY	ORGANIZATION	SERIES ---(if applicable)

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Global Balance Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund

CLOSED END FUNDS:
Franklin Mutual Recovery Fund Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust

BNY Amend Master Custody Schedule 1                                                     4                                                                                       Revised as of 6-19-13

AMENDMENT TO MASTER CUSTODY AGREEMENT

THIS AMENDMENT TO THE MASTER CUSTODY AGREEMENT is made as of June __, 2013, by and between each fund listed on Schedule II hereto, which may include new funds, not previously included on Schedule II to the Master Custody Agreement, (each a “Fund”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the “Bank”) shall be as follows:

W I T N E S S E T H:

WHEREAS, each Fund and The Bank of New York Mellon are parties to a Master Custody Agreement dated as of February 16, 1996, as amended (the “Custody Agreement”); and

WHEREAS, each of the Funds and the Bank desire to amend the Custody Agreement to allow the Bank to render such custodial services to certain additional funds, which may include exchange-traded fund, which warrant contemplation of certain unique features relating to sale and redemption of Shares; and

WHEREAS, the Custody Agreement, as expressly amended hereby, shall continue in full force and effect.

NOW, THEREFORE, the parties hereby amend the Custody Agreement to include new Section 3.14 as follows.

3.14           Sale and Redemption of Shares.

(a)           Whenever the Fund shall sell any Shares it shall deliver to Custodian Proper Instructions, or cause the Transfer Agent to provide instructions, specifying the amount of money, if any, and/or the particular Securities and the amount of each Security to be received by Custodian for the sale of such Shares and specifically allocated to an account for such Series.

(b)           Upon receipt of such money, if any, and such Securities, Custodian shall credit such money and/or Securities to an account in the name of the Series for which such money and/or Securities were received.

(c)           Except as provided hereinafter, whenever the Fund desires Custodian to make payment, if any, and a delivery of Securities out of the money and Securities held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian Proper Instructions, or cause the Transfer Agent to provide instructions, specifying the total amount of money, if any, to be paid, and the particular Securities and amount of each Security to be delivered, for the redemption of such Shares.  Custodian shall make any such payment and such delivery of Shares, as directed by a Proper Instructions or instructions of the Transfer Agent, out of the money and Securities held in an account of the appropriate Series.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO MASTER CUSTODY AGREEMENT as of the day and year first above written.

ON BEHALF OF EACH OF THE FUNDS LISTED ON Schedule II By: Name: Title:
THE BANK OF NEW YORK MELLON By: Name: Title:

Schedule II

Franklin Short Duration U.S. Government ETF